UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street

Chicago, Illinois 60602

(Address of Principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 13, 2014, the Board of Directors of John Bean Technologies Corporation (the “Corporation”) unanimously approved an amendment to our Amended and Restated Bylaws (the “Bylaws”) relating to the designation and appointment of officers of the Corporation.  Pursuant to the amendment, the new Board-appointed positions of Executive Vice President and Presidents of Operations were added as corporate officers and the Board of Directors delegated to the Chief Executive Officer the power to appoint Vice Presidents.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 13, 2014, the Corporation held its annual meeting of stockholders (the “Annual Meeting”) in Chicago, Illinois.  At the meeting, the Company’s stockholders voted on three proposals and cast their votes as described below.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2014.

Proposal 1

The Company’s stockholders elected two individuals to the Board of Directors for a term of three years or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Withheld	Broker Non-Votes
Thomas W. Giacomini	26,824,231	64,062	1,550,960
Polly B. Kawalek	25,597,812	1,290,481	1,550,960

Proposal 2

The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,091,664	3,660,353	136,276	1,550,960

Proposal 3

The Company’s stockholders ratified the appointment of KPMG LLP as the company’s independent registered public accounting firm for the 2014 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,392,760	15,011	31,482	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

	By:	/s/ Megan J. Rattigan
Dated: May 16, 2014		Name:	Megan J. Rattigan
		Title:	Controller